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Exhibit 24.2

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each of Daniel R. Hudspeth, Chief Financial Officer, Secretary and Treasurer of Displaytech, Inc. (the "Company"), a Delaware corporation which has filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended (Registration No. 333-115914), and William R. Lewis, a director of the Company, hereby constitutes and appoints Robert L. Burr and Richard D. Barton, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Amendment No. 2 to such registration statement and any and all other amendments thereto (including post- effective amendments, exhibits thereto and other documents in connection therewith) and any subsequent registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to such registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 21st day of July, 2004.

/s/ DANIEL R. HUDSPETH Daniel R. Hudspeth
/s/ WILLIAM R. LEWIS William R. Lewis

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POWER OF ATTORNEY